Exhibit 10.1

FORM OF SALARY DEDUCTION & STOCK PURCHASE AGREEMENT

This Salary Deduction & Stock Purchase Agreement (this “Agreement”) is entered into as of [    ], by and between Athenex, Inc., a Delaware corporation (the “Company”), and [            ], the [            ] of the Company (the “Executive”).

RECITALS

WHEREAS, the Executive desires to purchase shares of the Company’s common stock (“Shares”) directly from the Company using amounts deducted from his base salary, on an after-tax basis, following each payroll date pursuant to the terms of this Agreement; and

WHEREAS, the Company desires to allow for the sale by the Company of Shares to the Executive pursuant to the terms of this Agreement;

NOW, THEREFORE, the Company and the Executive hereby agree as follows:

1.	Payroll Deductions

(a)      Amount. The Executive authorizes the Company to deduct [$             from][            % of] the amount of his after-tax base salary on each payroll date (a “Payroll Date”) starting with the payroll date of [                        ], 2022 (the “Effective Date”).

(b)      Changes. The Executive may decrease the [amount][percentage] of his payroll deductions at any time by giving notice of such decrease to the Company’s Board of Directors (the “Board”), which decrease will become effective as of the Payroll Date for the first full payroll period commencing after the date on which the Board receives notice of the decrease. The Executive may not increase the [amount][percentage] of his payroll deductions (including any decreased [amount][percentage] of his payroll deductions) without the prior written consent of the Board.

2.	Stock Purchases

(a)      Purchases. On each Payroll Date (starting with the Effective Date), or in the event that the Nasdaq Stock Market is closed on a Payroll Date, the first business day following the Payroll Date (each, a “Purchase Date”), the Company will sell to the Executive, and the Executive shall buy from the Company, a number of Shares determined by dividing the sum of the amount deducted from the Executive’s after-tax base salary on the Payroll Date and the amount of any unused amount deducted from the Executive’s after-tax base salary from a prior Payroll Date that has been carried forward, by the Share Price (as defined below) for the Purchase Date, rounded down to the nearest number of whole Shares. Any amount not used to purchase Shares will be carried forward to the next following Purchase Date, or in the event this Agreement is terminated, refunded by the Company to the Executive.

(b)      Purchase Price. The purchase price per-Share for a given Purchase Date will be the Nasdaq Official Closing Price of a Share (available at https://www.nasdaq.com/market-activity/stocks/atnx/historical-nocp) for such Purchase Date (the “Share Price”).

(c)      Issuance. The Company will promptly instruct its transfer agent after each Purchase Date to issue to the Executive the number of Shares purchased by the Executive on such Purchase Date. Such Shares will be held by the transfer agent in book entry form with a stop transfer order until transfers are permitted by applicable law.

(d)      Securities Laws Requirements. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to sell or issue Shares to the Executive if such transfer, in the opinion of counsel for the Company, would violate the Securities Act (or any other federal or state statutes having similar requirements as may be in effect at that time).

(e)      Reporting. The Executive will be responsible for timely reporting each of his purchases of Shares pursuant to this Agreement to the Securities and Exchange Commission (the “SEC”) on Form 4.

3.        Executive Representations. As a precondition to the Company’s execution of this Agreement and in connection with each purchase of the Shares by the Executive, the Executive makes the following representations to the Company:

(a)      The Executive understands that any Shares that may be acquired pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof. The Executive acknowledges that any Shares that may be acquired pursuant to this Agreement must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. The Executive is aware of the provisions of Rule 144 promulgated under the Securities Act that permit limited resale of securities purchased by an affiliate in a private placement subject to the satisfaction of certain conditions. The Executive acknowledges that any certificate for the Shares purchased pursuant to this Agreement will bear a legend referencing the foregoing restrictions.

(b)      The Executive is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Executive is financially able to bear the economic risk of his decision to purchase Shares. The Executive can afford to suffer a complete loss of the investment in the Shares. The Executive has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in any Shares that may be acquired pursuant to this Agreement and has had access to the Company’s periodic reports and other information filed by the Company with the SEC. The Executive is not purchasing the Shares after general solicitation or advertising regarding the Shares.

(c)      The Executive is acquiring any Shares that may be purchased pursuant to this Agreement for his own account and not with a view to the distribution thereof in violation of the Securities Act, and any applicable securities laws of any state. The Executive has no present intent to resell or distribute any Shares.

(d)      The Executive confirms that the Company is relying upon his representations contained in this Section 3 in connection with the issuance to him of any Shares purchased pursuant to this Agreement. The Executive undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to him set forth in this Section 3. In consideration of such issuance, the Executive hereby indemnifies and holds harmless the Company, and the officers, directors, employees and agents thereof, from and against any and all liability, losses, damages, expenses and attorneys’ fees which they may hereafter incur, suffer or be required to pay by reason of the falsity of, or his failure to comply with, any representations or agreements contained in this Section 3.

4.	Termination of Employment.

(a)      Effect of Deductions. In the event of the termination of the Executive’s employment by the Company or the Executive for any reason, including the death of the Executive, no further amounts shall be deducted from the Executive’s after-tax base salary for any Payroll Date occurring after the last day of the Executive’s active employment.

(b)      Effect on Purchases. In the event of the termination of the Executive’s employment by the Company or the Executive for any reason, including the death of the Executive, no further purchases of Shares will be made for any Purchase Date occurring after the last day of the Executive’s active employment.

5.	Miscellaneous

(a)      Entire Agreement; Governing Law. This Agreement constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede in their entirety all prior undertakings and agreements of the Company and the Executive with respect to the subject matter of this Agreement. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of this Agreement, including, without limitation, any provision of Section 5(d), be determined for any reason to be illegal, invalid or unenforceable, it is the specific intent of the parties that the provision will be modified to the minimum extent necessary to make it or its application valid and enforceable and will be enforced to the fullest extent allowed by law and the other provisions of this Agreement will nevertheless remain effective and will remain enforceable.

(b)      Construction. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

(c)      Administration and Interpretation. Any question or dispute regarding the administration or interpretation of this Agreement shall be submitted by the Executive or by the Company to the Board. The resolution of such question or dispute by the Board shall be final and binding on all persons.

(d)      Venue and Waiver of Jury Trial. The Company and the Executive (the “parties”) agree that any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for Western District of New York (or should such court lack jurisdiction to hear such action, suit or proceeding, in an appropriate state court in the State of New York) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 5(d) shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

(e)      Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

(f)      Assignment. The right of the Executive to purchase Shares pursuant to this Agreement may not be assigned in whole or in part.

(g)      No Right to Continued Employment. Neither the execution of this Agreement nor any other action taken pursuant to this Agreement shall constitute or be evidence of any agreement or understanding, express or implied, that the Executive has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any of its subsidiaries or affiliates for any period of time or at any specific rate of compensation.

(h)      Amendment and Termination. This Agreement may be amended from time to time by the Board, in its sole discretion, in any manner that the Board deems necessary or appropriate; provided, however, that no such amendment shall adversely affect in a material manner any right of the Executive under this Agreement without the written consent of the Executive. This Agreement may be terminated at any time by the Board, in its sole discretion, by notice to the Executive, effective as of the date determined by the Board, in its sole discretion. This Agreement may be terminated at any time by the Executive, in his sole discretion, by notice to the Board, effective as of the date determined by the Executive and set forth in the notice of termination, but no earlier than the Payroll Date for the first full payroll period commencing after the date on which the Board receives notice of the termination, unless the Board agrees otherwise.

(i)      Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date first set forth above.

ATHENEX, INC.

By:
Name:
Title:

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